Exhibit 10.1

SumTotal Systems, Inc.

INDEPENDENT CONTRACTOR AGREEMENT

Contractor’s Name: __Erika Rottenberg ______________________________________________________________

Contractor’s Federal Tax ID Number: _______________________________________________________________

Type of Business Entity: ___________________________________________________________________________

AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is made and entered into as of August 1, 2008 (the “Effective Date”) by the above-named Contractor with SUMTOTAL SYSTEMS, INC., a Delaware corporation, including its wholly-owned subsidiaries. In consideration of the covenants and conditions hereinafter set forth, SumTotal Systems and Contractor agree as follows:

1.	Definitions.

For purposes of this Agreement, the following definitions shall apply:

(a) “SumTotal Systems” means SumTotal Systems, Inc., a Delaware corporation, of Mountain View, California, and its wholly-owned subsidiaries, successors and assigns.

(b) “Contractor” means the above-named contractor, its successors and assigns, and includes without limitation its officers, employees, directors, shareholders, agents and representatives.

(c) Reserved.

(d) “Confidential Information” means any type of information or material disclosed to or known by Contractor as a consequence of or through Contractor’s retention by SumTotal Systems (including information conceived, originated, discovered, or developed in whole or in part by Contractor), which is not generally known by non-SumTotal Systems personnel and including but not limited to information which relates to research, development, trade secrets, know how, inventions, technical data, software, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling, business plans or strategies, and information entrusted to SumTotal Systems or its principal officers or employees by third parties. Confidential Information also includes any data or business or financial books, records or other information of or pertaining to SumTotal Systems. INFORMATION GENERALLY KNOWN OR READILY ASCERTAINABLE BY PROPER MEANS AT OR AFTER THE TIME THAT CONTRACTOR FIRST LEARNs OF SUCH INFORMATION, OR GENERAL INFORMATION OR KNOWLEDGE WHICH CONTRACTOR WOULD HAVE LEARNED IN THE COURSE OF SIMILAR RETENTION OR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED TO BE CONFIDENTIAL INFORMATION. In any dispute between SumTotal Systems and Contractor over whether information is Confidential Information or not, it shall be Contractor’s burden to show that such information is not Confidential Information.

(e) Reserved.

2.	Results, Deliverables and Performance.

Contractor shall achieve the results and provide the deliverables and/or services set forth in each statement of work (each a “Statement of Work”) similar to that which is attached as Exhibit A in accordance with the terms and conditions of this Agreement, and on the price, delivery dates and specifications described in each Statement of Work. Both parties shall execute each Statement of Work and each is incorporated herein by this reference. The terms of this Agreement will control over any conflicting terms in the Statements of Work. Contractor may not delegate the performance of specific duties hereunder and must personally perform all work. SumTotal Systems shall be concerned only with the results accomplished and the deliverables provided, not with the details and methods of Contractor’s performance. All services to be performed by Contractor are to be performed at SumTotal Systems’ or Contractor’s premises or at such other location as may be mutually agreed. Contractor acknowledges that, unless otherwise agreed to in writing, SumTotal Systems will not provide facilities or premises for Contractor’s use, except that SumTotal Systems will provide a laptop and electronic mail access to Contractor.

3.	Delivery and Payment Terms.

Time is of the essence in the performance of services hereunder. Contractor shall pay all expenses incident to providing services under this Agreement, and SumTotal Systems will not reimburse any of those expenses, except to the extent it may expressly agree otherwise in a Statement of Work. SumTotal Systems’ only payment obligation is to Contractor. SumTotal agrees to pay Contractor under the terms set forth in the applicable Statement of Work.

4.	Obligations of Contractor.

(a) Reserved.

(b) Reserved.

(c) Statutory Notice. The parties acknowledge that Contractor shall be and act as an independent contractor in its performance under this Agreement, and that, as of August 1, 2008, Contractor is not an employee of SumTotal Systems. Contractor is hereby notified that, notwithstanding anything else that may be contained in this Agreement to the contrary, the assignment of inventions in this Agreement does not apply to inventions for which no equipment, supplies, facilities, or trade secret information of SumTotal Systems was used and which were developed entirely on Contractor’s own time, unless (a) the invention relates (i) directly to the business of SumTotal Systems, or (ii) to SumTotal Systems’ actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Contractor for the SumTotal Systems.

5.	Reserved.

6.	Confidentiality.

The parties recognize that, in performing services pursuant to this Agreement, Contractor possibly may obtain Confidential Information about SumTotal Systems. Similarly, during the term of this Agreement, Contractor possibly may have or obtain confidential, proprietary or trade secret information that belongs to third parties (including third parties who have retained or employed Contractor). Contractor therefore agrees to the following:

(a) SumTotal Systems’ Confidential Information. Contractor shall maintain all Confidential Information in the strictest confidence, and shall take all necessary precautions needed to preserve the confidentiality of Confidential Information. Except as required in Contractor’s duties to SumTotal Systems, Contractor shall never directly or indirectly use, disseminate, lecture upon, publish articles concerning, make known, or otherwise disclose or make available to any person, firm, corporation or other entity not confidentially bound to SumTotal Systems, any Confidential Information without written permission from SumTotal Systems. If Contractor is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, Contractor will immediately notify SumTotal Systems in order that SumTotal Systems may take such action as it deems necessary to protect its interest.

(b) Insider Trading. Contractor understands that confidential information about SumTotal Systems or other publicly traded companies may be considered material nonpublic information under the securities laws. Contractor agrees that it will not enter into any transactions involving the securities of SumTotal Systems or of other publicly traded companies in violation of the securities laws.

(c) Confidential Information Belonging to Others. Contractor shall not improperly obtain, attempt to obtain, use, disseminate, disclose or transfer to SumTotal Systems any confidential, proprietary or trade secret information that belongs to any third party. This paragraph does not preclude Contractor from using its general knowledge and experience in performing services pursuant to this Agreement, regardless of whether that general knowledge and experience was gained while retained or employed by any third party.

7.	Equitable Relief.

Contractor acknowledges that any breach of this Agreement may cause irreparable harm to SumTotal Systems for which remedies at law will not adequately compensate SumTotal Systems. Therefore, in the event of such breach or impending breach, SumTotal Systems may obtain injunctive or other equitable relief in addition to any damages or other legal remedies that SumTotal Systems may have available.

8.	Independent Contractor.

As of August 1, 2008, Contractor is an independent contractor and is not an employee of SumTotal Systems. Nothing herein shall create any partnership, joint venture or similar relationship between Contractor and SumTotal Systems, and neither Contractor nor SumTotal Systems can be bound by the other to any contract, arrangement or understanding with any third party as a result of this Agreement. Contractor shall be free to provide services to third parties while this Agreement is in effect and the Company acknowledges that Contractor has advised Company that Contractor will be employed by another company on a full-time basis and SumTotal Systems has no objection to such employment. If Contractor’s employment with another Company prevents her from fulfilling her duties under this Agreement, SumTotal Systems shall have no obligation to pay any compensation to Contractor after such termination of this Agreement. Contractor shall not be presently entitled to participate in any SumTotal Systems 401(k) or pension plans, health insurance, health and welfare plans, and stock option or stock purchase plans, regardless of whether these plans presently exist or are created in the future, as a result of entering into this Agreement. For avoidance of doubt, this independent contractor relationship shall not alter any benefits that Contractor would otherwise be entitled to as a former employee of SumTotal Systems in accordance with the terms of any applicable benefit plans.

9.	Contractor’s Responsibility for its own Business.

Contractor represents to SumTotal Systems that it is solely responsible for its own business, and Contractor agrees to maintain that responsibility throughout the term of this Agreement. That responsibility includes, but is not limited to, the following:

(a) Reserved.

(b) Taxes. Except as otherwise determined in the reasonable discretion of SumTotal Systems, Contractor shall file all reports and returns and pay all federal, state and local taxes that are applicable to Contractor’s business or activities, including income and expenses required to be reported on Form 1040, Schedule C, business occupation taxes, self-employment taxes (e.g., Social Security and Medicare) and all legally required payroll taxes, including wage withholding, Social Security taxes, unemployment taxes, and workers’ compensation insurance or taxes. SumTotal Systems shall not be responsible for withholding or paying any taxes on any payments that it makes to Contractor pursuant to this Agreement.

(c) Reserved.

(d) Business Expenses and Licenses. Contractor is solely responsible for all of its own costs of its performance pursuant to this Agreement, except to the extent that SumTotal Systems may expressly agree otherwise in a Statement of Work, and Contractor is solely responsible for all other costs of conducting its business. This includes but is not limited to all costs for business licenses, insurance, travel, communications, secretarial services, facilities, vehicles, equipment, and supplies, regardless of whether these costs are incurred by directly Contractor. Contractor is responsible for obtaining and maintaining all licenses that are required for the provision of services hereunder.

(e) Contractor’s Equipment and Facilities. Contractor is responsible for providing all equipment and facilities needed to fulfill its obligations hereunder; provided, however, that contractor may retain possession of Contractor’s laptop computer that Contractor was issued in connection with Contractor’s prior employment with the Company. Contractor shall be entitled to retain the laptop computer after the termination of the consulting relationship. Contractor’s duties under this Agreement may be performed outside of the places of business of SumTotal Systems, and if so Contractor is responsible for the costs of the place of business from which its duties under this Agreement are to be performed.

10.	Term and Termination.

This Agreement shall remain in effect until December 31, 2008, unless the Contractor and SumTotal Systems agree to such earlier termination. In the event of a breach by a party, the other may terminate this Agreement on 5 days’ prior written notice to the other party if the breaching party fails to cure such breach within such 5-day period; provided that if the breach is not capable of being cured, the termination may be made effective immediately. Failure of Contractor to meet the delivery deadlines or to deliver acceptable work product to SumTotal Systems shall entitle SumTotal Systems to terminate this Agreement at its option on 10 days’ prior written notice to Contractor without opportunity to cure; provided, however, that in the event of such termination Contractor shall be paid pro rata for acceptable services actually provided through the date of such termination. Sections 2, 3, 4, 5, 6, 7, 9(b), 9(c), 9(d), 11, 12 and 13 shall survive termination of this Agreement.

11.	Warranties of Contractor.

(a) Warranties. Contractor represents and warrants to SumTotal Systems that Contractor has the right to execute and perform this Agreement, and doing so will not violate any existing agreement or obligation between Contractor and a third party.

(b) Indemnification by Contractor. Contractor shall indemnify, defend, and hold SumTotal Systems and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with the breach or alleged breach of Contractor’s warranties in Section 11(a). Contractor may, upon written notice to SumTotal Systems, undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to SumTotal Systems, and payment of all expenses.

Indemnification by SumTotal Systems. Through the term of this Agreement, SumTotal Systems shall continue to indemnify Contractor pursuant to the terms of the Indemnification Agreement between Contractor and SumTotal Systems dated April 14, 2004 and this Agreement shall serve as an amendment to the Indemnification Agreement to the extent necessary. To avoid doubt, this Agreement shall not limit any indemnification rights Contractor may have from her service as an officer of SumTotal Systems, whether such rights arise from contract, operation of law, or otherwise. In addition, SumTotal Systems shall hold Contractor harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with Contractor’s provision of services under this Agreement, except those actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of Contractor’s gross negligence or willful misconduct in the performance of her duties. SumTotal Systems may, upon written notice to Contractor, undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to Contractor, and payment of all expenses; provided, however, that SumTotal shall not enter into any settlement of such matter without the express written consent of Contractor, which consent shall not be unreasonably withheld.

12.	Noncompetition.

Contractor agrees that SumTotal Systems has many substantial and legitimate business interests that can be protected only by Contractor agreeing not to compete with SumTotal Systems during the term of this Agreement. These interests include, without limitation, the SumTotal Systems’ protection of and rights in its Confidential Information. Therefore, the parties agree that, during the term of this Agreement, Contractor is free to perform services for third parties who do not compete with SumTotal Systems, but Contractor shall not perform any services that compete with SumTotal Systems in any way, whether directly or indirectly. SumTotal Systems specifically acknowledges that Contractor has informed SumTotal Systems of other full-time employment and SumTotal Systems acknowledges that nothing in this Agreement shall limit Contractor’s ability to perform services for such other company.

13.	Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes and cancels any and all other arrangements between the parties relating to the subject matter hereof. This Agreement may be amended, altered or modified only by an instrument in writing signed by the parties.

(b) Disputes. In any action or proceeding arising out of or in connection with this Agreement the prevailing party will be entitled to recover all reasonable costs and attorney’s fees, with or without suit and on appeal.

(c) Governing Law. The rights and obligations under this Agreement shall in all respects be governed by the laws of the State of California and venue in any legal action shall exist exclusively in state or federal courts in California. Contractor’s obligations under this Agreement supplement and do not supersede the obligations imposed on Contractor by the law of the State of California, including without limitation by the Uniform Trade Secrets Act of California.

(d) Relationship of Agreement to Other Legal Claims, Rights or Remedies. The existence of any claim or cause of action by Contractor against SumTotal Systems shall not constitute a defense to the enforcement of this Agreement or excuse performance of the obligations assumed by Contractor hereunder. The provisions of this Agreement shall not be construed as limiting any rights or remedies that SumTotal Systems may otherwise have under the applicable law.

(e) Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the fullest extent possible that is compatible with the applicable law as it shall then appear.

(f) Illegality. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be totally invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Assignment. This Agreement may not be assigned by Contractor, but it otherwise shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives.

(h) Non-solicitation. During this Agreement and for a period of one-year following the completion of any services provided by Contractor hereunder, Contractor will not directly or indirectly solicit any SumTotal Systems employee to leave his or her employment with SumTotal Systems.

(i) Reserved.

(j) Notice. Any notice required or permitted to be given hereunder shall be in writing and delivered to the address set forth in this Agreement or to such other address as either of the parties may, from time to time, designate by notice in writing to the other. A notice shall be deemed to have been given (i) on the date of delivery if delivered by hand or by confirmed facsimile; (ii) upon the fifth day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested; or (iii) upon the date of the courier’s verification of delivery at the specified address if sent by a nationally recognized overnight express courier.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ERIKA ROTTENBERG		SUMTOTAL SYSTEMS, INC.

By:		By:
	Authorized Signature		Authorized Signature

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

EXHIBIT A

STATEMENT OF WORK

Note: All capitalized words in this Statement of Work have the same meaning as in the SumTotal Systems, Inc. Independent Contractor Agreement to which this Statement of Work is attached.

__________ Initial Work __________ Extension/Additional Work

(P.O. # ______________________)

__________________________________                  ___ ___ ___ ___ - ___ ___ ___ - ___ ___ ___ ___ - ___ __ - ___

Account Code      Cost Center   Product Code      Version Lang.

Code

SumTotal Systems Project

Manager’s Name and Title: _______________________________________________________________________

Contractor Name:	ERIKA ROTTENBERG

Address:	_______________________________________________________
_______________________________________________________
_______________________________________________________

Telephone:	_______________________________________________________
Fax:	_______________________________________________________

Federal Tax ID #:	______________________ or SSN #: _________________

1.	Description of Services to be Provided:

Beginning August 1, 2008 through December 31, 2008, Contractor will provide strategic consulting services at the direction of the legal department of SumTotal Systems, or outside counsel retained by SumTotal Systems. Such services shall not be provided in an amount in excess of an average of two (2) hours per week. Contractor will not engage in the practice of law in providing such strategic consulting services and will not be asked to engage in the practice of law. Contractor may not delegate her duties under this Agreement.

2.	Deliverables

Records. Contractor shall promptly, in such form and detail as is satisfactory to SumTotal Systems, record from time to time and keep a complete and permanent written record of information relating to the conception, origination, discovery or development of Confidential Information. Upon request of SumTotal Systems, and in any event upon the conclusion of the Agreement, Contractor will deliver to and leave with SumTotal Systems any and all documents, records, notebooks, recordings, drawings, prototypes, models, schematic diagrams, computer programs (regardless of the media on which they are stored) and similar repositories of, or objects which describe, depict, contain, constitute, reflect or record Confidential Information, and all copies thereof, then in the possession or control of Contractor (collectively, the “Records”). All Records shall at all times, and without further consideration, be owned by SumTotal Systems as part of the deliverables to which it is entitled by virtue of the Agreement.

3.	Contractor’s Compensation

If Contractor provides services through December 31, 2008 in accordance with the terms of this Agreement, she will be entitled to the following compensation:

•

Accelerated vesting of a portion of the Stock Unit granted to Contractor on February 20, 2008. The Stock Unit granted to Contractor on February 20, 2008 will vest as to 8,333 shares on December 31, 2008 and such shares will be delivered to Contractor on February 1, 2009. This Agreement, having been approved by the Compensation Committee of SumTotal Systems, shall serve as an amendment to terms of the Stock Unit.

•

Cash Bonus. Contractor will receive a single lump sum cash payment on or before January 15, 2009 determined based on the following formula [Closing Price of SumTotal Systems common stock on December 31, 2008] x 8,333 x 2.67%.

4.	Reimbursable Expenses (if any):

On the request of SumTotal Systems, as a condition of obtaining reimbursement for the above expenses, Contractor will provide SumTotal Systems with receipts or other reasonably satisfactory evidence of payment to support its claimed reimbursable expenses.

5.	Contract Expiration Date: December 31, 2008 (Must Be Included)

ERIKA ROTTENBERG		SUMTOTAL SYSTEMS, INC.

By:		By:
	Authorized Signature		Authorized Signature

Printed Name:	Printed Name:

Title:	Title:

Date:	Date: